Exhibit 5.1

May 8, 2007

Board of Directors

Unitrin, Inc.

One East Wacker Drive

Chicago, Illinois 60601

Ladies and Gentlemen:

We have acted as special counsel to Unitrin, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-3 to be filed on the date hereof (the “462(b) Registration Statement”) by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), which relates to the registration of $60,000,000 aggregate principal amount of debt securities (the “Offered Debt Securities”). The 462(b) Registration Statement incorporates by reference the Company’s Registration Statement on Form S-3 (File No. 333-127215) filed with the Commission on August 4, 2005 under the Securities Act and declared effective by the Commission on September 6, 2005 (the “Registration Statement”) relating to, among other things, the issuance and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Act, of the following securities with an aggregate public offering price of up to $300,000,000: (i) senior debt securities (the “Senior Debt Securities”) of the Company which are to be issued pursuant to an Indenture, dated as of June 26, 2002, by and between the Company and The Bank of New York Trust Company, N.A., as successor trustee to BNY Midwest Trust Company, as Trustee, filed as an exhibit to the Registration Statement (the “Indenture”), (ii) subordinated debt securities (the “Subordinated Debt Securities”) of the Company, (iii) shares of common stock, par value $0.10 per share (the “Common Stock”), of the Company, (iv) shares of preferred stock, par value $1.00 per share (the “Preferred Stock”), of the Company to be issued in one or more series, (v) warrants to purchase any of the securities described in clauses (i) to (iv) above (collectively, the “Warrants”), (vi) stock purchase contracts (the “Stock Purchase Contracts”) obligating holders to purchase from or sell to the Company, and obligating the Company to sell to or purchase from the holders, a specified number of shares of Common Stock or Preferred Stock at a future date or dates and (vii) stock purchase units (the “Stock Purchase Units”), each consisting of a Stock Purchase Contract and either Senior Debt Securities, Subordinated Debt Securities, Preferred Stock or debt obligations of third parties, including United States treasury obligations, any other securities

Board of Directors

Unitrin, Inc.

described in the applicable prospectus supplement or any combination of the foregoing, securing a holder’s obligation to purchase shares of Common Stock or Preferred Stock under the Stock Purchase Contracts.

This opinion is being furnished to you in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act. Capitalized terms used but not otherwise defined herein have the meanings ascribed to them in the Registration Statement.

In rendering the opinions set forth herein, we have examined and relied on originals or copies of the following:

(a) the form of the 462(b) Registration Statement;

(b) the Registration Statement;

(c) the Indenture;

(d) the Certificate of Incorporation of the Company, as amended to the date hereof (the “Certificate of Incorporation”);

(e) the Amended and Restated Bylaws of the Company, as currently in effect (the “Bylaws”); and

(f) certain resolutions of the Board of Directors of the Company and the Executive Committee thereof relating to the issuance and sale of the Offered Debt Securities.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. In making our examination of executed documents or documents to be executed, we have assumed that the parties thereto, other than the Company, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding

Board of Directors

Unitrin, Inc.

effect thereof on such parties. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.

The opinions set forth below are subject to the following further qualifications, assumptions and limitations:

(a) we have assumed that the terms of the Offered Debt Securities will have been established so as not to violate, conflict with or constitute a default under (i) any agreement or instrument to which the Company or any of its properties is subject, (ii) any law, rule, or regulation to which the Company or any of its properties is subject, (iii) any judicial or regulatory order or decree of any governmental authority or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with any governmental authority; and

(b) the validity or enforcement of any agreements or instruments may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

We do not express any opinion as to any laws other than (i) the General Corporation Law of the State of Delaware, (ii) those laws, rules and regulations of the State of New York that, in our experience, are normally applicable to transactions of the type contemplated by the 462(b) Registration Statement and (iii) the federal laws of the United States of America to the extent referred to specifically herein. Insofar as the opinions expressed herein relate to matters governed by laws other than those set forth in the preceding sentence, we have assumed, without having made any independent investigation, that such laws do not affect any of the opinions set forth herein. The opinions expressed herein are based on laws in effect on the date hereof, which laws are subject to change with possible retroactive effect.

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that with respect to the Offered Debt Securities, when (i) the 462(b) Registration Statement has been filed and has become effective under the Act; (ii) an appropriate prospectus supplement or term sheet with respect to the Offered Debt Securities has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder; (iii) if the Offered Debt Securities are to be sold pursuant to a firm commitment underwritten offering, an underwriting agreement with respect to the Offered Debt Securities has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Debt Securities and related matters; (v) the terms of

Board of Directors

Unitrin, Inc.

the Offered Debt Securities have been established in conformity with the Indenture; and (vi) the Offered Debt Securities are duly executed, delivered, authenticated and issued in accordance with the Indenture and delivered and paid for in the manner contemplated in the Registration Statement or any prospectus supplement relating thereto, the Offered Debt Securities will be valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the 462(b) Registration Statement. We also hereby consent to the use of our name under the heading “Legal Matters” in the prospectus which forms a part of the Registration Statement.

In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/    SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP